Exhibit 5.1





April 28, 1998

Brush Creek Mining and Development Co., Inc.
970 E. Main Street
Suite 200
Grass Valley, CA 95945

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Brush Creek Mining and Development Co., Inc. (the "Company"), a Nevada corporation, in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 106,667 shares of the Company's Common Stock, $.0001 par value ("Common Stock"), issuable pursuant to a consulting agreement by and between the Company and Langley Downey Entertainment Inc.

In acting as counsel for the Company, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.



Brush Creek Mining and Development Co., Inc.
April 28, 1998
Page 2


Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement, and the Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

Very truly yours,

/s/Danzig Garubo & Kaye, LLP
DANZIG GARUBO & KAYE, LLP